Note Modification Agreement

This agreement is dated as of June 1, 2010 (the "Effective Date"), by and between FIRST BUSEY CORPORATION (the "Borrower") and JPMorgan Chase Bank, N.A. (together with its successors and assigns the "Bank").  The provisions of this agreement are effective as of the Effective Date on the date that all the conditions precedent in Section 7 of this agreement have been satisfied.

WHEREAS, the Borrower executed a Line of Credit Note dated as of May 31, 2009 in the original principal amount of Twenty Million and 00/100 Dollars ($20,000,000.00), (as same may have been amended or modified from time to time, the "Note") as evidence of an extension of credit from the Bank to the Borrower, which Note has at all times been, and is now, continuously and without interruption outstanding in favor of the Bank; and,

WHEREAS, the Borrower has requested and the Bank has agreed that the Note be modified to the limited extent as hereinafter set forth in this agreement;

NOW THEREFORE, in mutual consideration of the agreements contained herein and for other good and valuable consideration, the parties agree as follows:

1. ACCURACY OF RECITALS. The Borrower acknowledges the accuracy of the Recitals stated above.

2. DEFINITIONS. Capitalized terms used in this agreement shall have the same meanings as in the Note, unless otherwise defined in this agreement.

3. MODIFICATION OF NOTE. From and after the Effective Date, the Note is hereby modified as follows:

3.1	The provision captioned "Promise to Pay" is amended and restated to read as follows:

Promise to Pay. On or before May 31, 2011 (the "Stated Maturity Date"), for value received, FIRST BUSEY CORPORATION (the "Borrower") promises to pay to JPMorgan Chase Bank, N.A., whose address is 10 S. Dearborn, Chicago, IL 60670 (the "Bank") or order, in lawful money of the United States of America, the sum of Twenty Million and 00/100 Dollars ($20,000,000.00) or so much thereof as may be advanced and outstanding, plus interest on the unpaid principal balance as provided below.

3.2 All references to the stated maturity date of "May 31, 2010" are amended and restated to read: "the Stated Maturity Date".

3.3	The provision captioned "Applicable Margin" is amended and restated to read as follows:

"Applicable Margin" means with respect to any CB Floating Rate Advance, 0.50% per annum and with respect to any LIBOR Rate Advance, 3.00% per annum.

3.4	The provision captioned "Principal Payments" is amended and restated to read as follows:

Principal Payments. All outstanding principal and interest is due and payable in full on the Stated Maturity Date, which is defined herein as the "Principal Payment Date".

3.5	The following is added as a new provision to the Note:

Annual Pay Down. Notwithstanding any other provision of this Note or any other Related Document, the Borrower agrees that not later than thirty (30) days prior to the Stated Maturity Date the Borrower shall make one or more payments on this Note (the "Annual Paydown") in amounts sufficient to reduce the outstanding principal balance of this Note to $0.00 and the Borrower shall maintain such balance for a period of not less than thirty (30) consecutive days after the Annual Paydown (the "Clean-Up Period").  The Borrower agrees that the maximum amount available under this Note shall be reduced to $0.00 during the Clean-Up Period and the Borrower shall not request any Advance during the Clean-Up Period.  If the Annual Paydown results in the payment of all or any portion of any LIBOR Rate Advance on a date other than the last day of the Interest Period for the LIBOR Rate Advance, the Borrower shall also pay the Bank amounts sufficient (in the Bank's reasonable opinion) to compensate the Bank for any loss, cost or expense incurred as a result thereof.

3.6	The following is added as a new provision to the Note:

Delivery of Financial Statements.  Before requesting any Advance, the Borrower shall furnish to the Bank a copy of its latest financial statements and any other information requested by the Bank to determine the Borrower's compliance with Section 4.16, captioned "Liquidity Ratio", of the Credit Agreement.

3.7	The provision captioned "Purpose of Loan " is amended and restated to read as follows:

Purpose of Loan. The Borrower acknowledges and agrees that this Note evidences a loan for a business, commercial, agricultural or similar commercial enterprise purpose, and that no advance shall be used for any personal, family or household purpose. The proceeds of the loan shall be used only for short term working capital for the Borrower's ordinary business operations.  The Borrower shall not use the proceeds of the loan for any other purpose, including but not limited to making any form of capital injection (as determined by the Bank in its sole discretion) in any of the Borrower's Subsidiaries, making any contribution to the capital of any of its Subsidiaries, purchasing any of its Subsidiary's capital stock or making any subordinated loan to any of its Subsidiaries.

3.8 Each of the Related Documents is modified to provide that it shall be a default or an event of default thereunder if the Borrower shall fail to comply with any of the covenants of the Borrower herein or if any representation or warranty by the Borrower herein or by any guarantor in any Related Documents is materially incomplete, incorrect, or misleading as of the date hereof. As used in this agreement, the "Related Documents" shall include the Note and all applications for letters of credit, loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with the Note or in connection with any other obligations of the Borrower to the Bank.  Each reference in the Related Documents to any of the Related Documents shall be a reference to such document as modified by this agreement.

4. RATIFICATION OF RELATED DOCUMENTS AND COLLATERAL. The Related Documents are ratified and reaffirmed by the Borrower and shall remain in full force and effect as they may be modified by this agreement. All property described as security in the Related Documents shall remain as security for the Note, as modified by this agreement, and the Liabilities under the other Related Documents.

5. BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Bank that each of the representations and warranties made in the Note and the other Related Documents and each of the following representations and warranties are and will remain, true and correct until the later of maturity or the date on which all Liabilities evidenced by the Note are paid in full: (a) no default, event of default or event that would constitute a default or event of default but for the giving of notice, the lapse of time or both, has occurred and is continuing under any provision of the Note, as modified by this agreement, or any other Related Document; (b) no event has occurred which may in any one case or in the aggregate materially and adversely affect the financial condition, properties, business, affairs, prospects or operations of the Borrower or any guarantor or any subsidiary of the Borrower; (c) the Borrower has no defenses or counterclaims, offsets or adverse claims, demands or actions of any kind, personal or otherwise, that it could assert with respect to the Note or any other Liabilities; (d) the Note, as modified by this agreement, and the other Related Documents are the legal, valid, and binding obligations of the Borrower and the other parties, enforceable against the Borrower and other parties in accordance with their terms, except as may be limited by bankruptcy, insolvency or other laws affecting the enforcement of creditors' rights generally and by general principles of equity; and (e) the Borrower, other than any Borrower who is a natural person, is validly existing under the laws of the State of its formation or organization. The Borrower has the requisite power and authority to execute and deliver this agreement and to perform the obligations described in the Related Documents as modified herein. The execution and delivery of this agreement and the performance of the obligations described in the Related Documents as modified herein have been duly authorized by all requisite action by or on behalf of the Borrower. This agreement has been duly executed and delivered by or on behalf of the Borrower.

6. BORROWER COVENANTS. The Borrower covenants with the Bank:

6.1 The Borrower shall execute, deliver, and provide to the Bank such additional agreements, documents, and instruments as reasonably required by the Bank to effectuate the intent of this agreement.

6.2 The Borrower fully, finally, and forever releases and discharges the Bank, its successors, and assigns and their respective directors, officers, employees, agents, and representatives (each a "Bank Party") from any and all causes of action, claims, debts, demands, and liabilities, of whatever kind or nature, in law or equity, of the Borrower, whether now known or unknown to the Borrower, (i) in respect of the loan evidenced by the Note and the Related Documents, or of the actions or omissions of any Bank Party in any manner related to the loan evidenced by the Note or the Related Documents and (ii) arising from events occurring prior to the date of this agreement.

6.3 To the extent not prohibited by applicable law, the Borrower shall pay to the Bank:

6.3.1 All the internal and external costs and expenses incurred (or charged by internal allocation) by the Bank in connection with this agreement (including, without limitation, inside and outside attorneys, appraisal, appraisal review, processing, title, filing, and recording costs, expenses, and fees).

7. EXECUTION AND DELIVERY OF AGREEMENT BY THE BANK. The Bank shall not be bound by this agreement until (i) the Bank has executed this agreement, (ii) the Borrower has delivered to the Bank a duly executed original of that certain Amendment to Credit Agreement dated as of the Effective Date, which amends that certain Amended and Restated Credit Agreement dated as of May 31, 2009 and (iii) the Borrower performed all of the obligations of the Borrower under this agreement to be performed contemporaneously with the execution and delivery of this agreement.

8. INTEGRATION, ENTIRE AGREEMENT, CHANGE, DISCHARGE, TERMINATION, OR WAIVER. The Note, as modified by this agreement, and the other Related Documents contain the complete understanding and agreement of the Borrower and the Bank in respect of any Liabilities evidenced by the Note and supersede all prior understandings, and negotiations. If any one or more of the obligations of the Borrower under this agreement or the Note, as modified by this Agreement, is invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Borrower shall not in any way be affected or impaired, and the invalidity, illegality or unenforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Borrower under this agreement, the Note as modified by this agreement and the other Related Documents in any other jurisdiction. No provision of the Note, as modified by this agreement, or any other Related Documents may be changed, discharged, supplemented, terminated, or waived except in a writing signed by the party against whom it is being enforced.

9. COUNTERPART EXECUTION. This agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts, taken together, shall constitute one and the same agreement.

10. NOT A NOVATION. This agreement is a modification only and not a novation. In addition to all amounts hereafter due under the Note, as modified by this agreement, and the other Related Documents, all accrued interest evidenced by the Note being modified by this agreement and all accrued amounts due and payable under the Related Documents shall continue to be due and payable until paid. Except for the modification(s) set forth in this agreement, the Note, the other Related Documents and all the terms and conditions thereof, shall be and remain in full force and effect with the changes herein deemed to be incorporated therein. This agreement is to be considered attached to the Note and made a part thereof. This agreement shall not release or affect the liability of any guarantor, surety or endorser of the Note or release any owner of collateral securing the Note. The validity, priority and enforceability of the Note shall not be impaired hereby. References to the Related Documents and to other agreements shall not affect or impair the absolute and unconditional obligation of the Borrower to pay the principal and interest on the Note when due. The Bank reserves all rights against all parties to the Note and the other Related Documents.

11. TIME IS OF THE ESSENCE. Time is of the essence under this agreement and in the performance of every term, covenant and obligation contained herein.

Borrower:
Address:	201 W. Main St. Urbana, IL 61801	FIRST BUSEY CORPORATION
		By:	\s\ Van A. Dukeman
			Van A. Dukeman	President & CEO
			Printed Name	Title
		Date Signed:	June 4, 2010

By:

Printed Name	Title
Date Signed:

BANK’S ACCEPTANCE

The foregoing agreement is hereby agreed to and acknowledged.

Bank:
JPMorgan Chase Bank, N.A.
By:

Printed Name	Title
Date Signed:

T. Lilly \ IL000002000101523
790257323000 \ DW000B0096158128DCB0
Modified by MMLS-West\RLN